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                                                                   EXHIBIT 99.2



              WOLVERINE TUBE HOSTS A REPLAY OF ITS CONFERENCE CALL

HUNTSVILLE, ALABAMA, OCTOBER 26, 2000--Wolverine Tube, Inc. (NYSE: WLV) today reported its third quarter earnings. A news release was released to the news wire services and the New York Stock Exchange before the market opened, and a conference call was held at 9:30 a.m. Central (10:30 a.m. Eastern).

The conference call provided an overview of the third quarter financial performance, business highlights and an outlook for the remainder of the year. A replay of the conference call will be available from approximately noon today through November 2, 2000, at the Investor Relations section of the Company's website. Alternatively, a replay is available by calling (800) 858-5309 and entering access code 40179 and passcode 40179.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and strip products. Internet addresses: www.wlv.com and www.silvaloy.com.



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